UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 31, 2014

Date of Report (date of earliest event reported)

MONTAGE TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36064	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

(Address of registrant’s principal executive offices, including zip code)

Tel: (86 21) 6128-5678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On July 31, 2014, Montage Technology Group Limited (the “Company”) held an extraordinary general meeting of the Company’s shareholders in Shanghai, China (the “Special Meeting”). The total number of shares present in person or by proxy was equal to approximately 66.55% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the Special Meeting.

(b) At the Special Meeting, the Company’s shareholders approved the merger of a Cayman Islands exempted company to be incorporated as an indirect subsidiary of Shanghai Pudong Science and Technology Investment Co., Ltd. (“Parent”), with and into the Company, with the Company surviving, and the authorization and approval of the Agreement and Plan of Merger, dated June 11, 2014, by and between Parent and the Company, as it may be amended from time to time, and any and all transactions contemplated thereby (including, but not limited to, the plan of merger referred to in Section 233(3) of the Companies Law of the Cayman Islands (as amended) and the amendment and restatement of the Company’s memorandum and articles of association). Set forth below are the final voting tallies for the Special Meeting:

Proposal 1 — Approval of the Merger and Authorization and Approval of the Merger Agreement

For	Against	Abstain
18,650,071	106,157	11,882

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 1, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2014

Montage Technology Group Limited

/s/ Mark Voll
Mark Voll
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release dated August 1, 2014